Exhibit 10.66

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

SUPPLEMENTAL RETIREMENT PLAN

FOR JEFFREY A. LINN

(As Amended and Restated Effective January 1, 2009)

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

SUPPLEMENTAL RETIREMENT PLAN

FOR JEFFREY A. LINN

(As Amended and Restated Effective January 1, 2009)

Pennsylvania Real Estate Investment Trust (the “Company”) hereby amends and restates this Supplemental Retirement Plan for Jeffrey A. Linn (the “Plan”) for the purpose of continuing to provide Jeffrey A. Linn (the “Participant”) with the retirement plan benefits (the “Benefits”) set forth herein. The Plan was originally effective as of September 1, 1994 (the “Effective Date”). This Plan is intended to continue to constitute an unfunded, nonqualified deferred retirement plan.

The Benefits credited to the Participant’s account before January 1, 2005 were fully vested so that such Benefits (plus earnings and losses thereon) are not subject to the deferred compensation rules set forth in Section 409A of the Internal Revenue Code and the final regulations issued thereunder. In order to preserve the application of federal tax law other than Section 409A to such Benefits, the terms and conditions governing such Benefits may not be materially modified after October 3, 2004. In order to preserve such terms and conditions and to set forth different terms and conditions applicable to the Participant’s post-2004 Benefits, the Company and the Participant have agreed to amend and restate this Agreement, as follows:

SECTION I. DEFINITIONS

For purposes of this Plan, the following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

(a) Accumulated Value. “Accumulated Value” shall mean, for any particular plan, the value of the Company-provided contributions for the Participant to any defined contribution plans determined without regard to any distributions and the Participant’s accrued benefit in the case of a defined benefit plan (taking into account any distributions received), calculated on a

Plan Year basis, by assuming the value thereof increases each Plan Year by the Assumed Interest Rate in effect for such Plan Year. Accumulated Value shall be determined without regard to actual investment gains or losses.

(b) Actuarial Assumptions. “Actuarial Assumptions” shall mean the following:

(i)	Pre-Retirement Mortality – none

(ii)	Post-Retirement Mortality – 1983 IAM (Male Table with three (3) year setback)

(iii)	Interest Rate – pre-retirement – the Assumed Interest Rate Interest Rate – post-retirement – seven percent (7%) per year

(iv)	Salary Scale Rate – 4 1/2% per year

(v)	COLA Rate – 3 1/2% per year

(c) Age. “Age” shall mean the age of the person as of his nearest birthday.

(d) Assumed Interest Rate. “Assumed Interest Rate” shall mean the average yield to maturity available on a U.S. Treasury obligation ten (10) years from maturity as of the last day of the Plan Year. Such figure shall be computed by averaging the closing yields published in The Wall Street Journal as of the last day of the Plan Year and the last day of the next preceding Plan Year. The Assumed Interest Rate may change from year to year, but it shall not be adjusted for prior years.

(e) Average Annual Compensation. “Average Annual Compensation” shall mean the result obtained by dividing by five (5) the sum of the Compensation received by the Participant over the highest five (5) Plan Years of employment ending prior to Normal Retirement Date or, if earlier, Disability, Death or Termination of Employment, as the case may be. If the Participant is employed for less than five (5) Plan Years, his Compensation shall be averaged over the number of Plan Years ending prior to the earlier of Termination of Employment or Normal Retirement Date. If a Participant is employed for more than 1,000 hours of service but is not employed for the full Plan Year, his Compensation for the partial year of employment will be annualized. For purposes of this paragraph (e), a Participant’s Compensation for the short Plan Year from September 1 - December 31, 1998 will be annualized.

(f) Benefits. “Benefits” shall mean the Participant’s Retirement Benefit, Termination Benefit, Disability Benefit, or Survivor Benefit, as the case may be.

(g) Board of Trustees. “Board of Trustees” shall mean the Trustees of the Company.

(h) Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

(i) Change of Control. “Change of Control” shall mean:

(1)

The acquisition by any individual, entity or group (within the meaning of Section 13(d) (3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subparagraph (1), the following acquisitions shall not constitute a change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subparagraph (3) below, or (v) any acquisition by any Person entitled to file Form 13G under the Exchange Act with respect to such acquisition; or

(2)	individuals who, as of the date hereof, constitute the Board (the “Incumbent Board of Trustees”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a trustee subsequent to the date hereof whose election, or nomination for reelection by the Company’s shareholders, was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board shall be considered as though such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Trustees; or

(3)

approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (ii) no Person (excluding any employee benefit plan, (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of trustees or directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Trustees, providing for such Business Combination; or

(4)	approval by the shareholders of the Company or the Board of Trustees of a complete liquidation or dissolution of the Company.

(j) Company Retirement Plan Accumulated Value. “Company Retirement Plan Accumulated Value” shall mean the sum of :

(1)	the Accumulated Value of the single-sum benefit paid (or projected to be paid based on the assumptions used by such plan) to the Participant (or payable if the Participant selected another form of payment or a rollover) from the Company’s terminated defined benefit pension plan and any other terminated retirement plan which may be maintained by the Company;

(2)	the Accumulated Value of the Company-provided contributions under any money purchase pension plan, profit sharing plan, or Section 401(k) plan (excluding employee elective contributions, matching contributions, and earnings thereon, and the current year’s contribution to such plan);

(3)	the single-sum present value of the Company-provided accrued benefit under any future defined benefit pension plan (based on the assumptions utilized by such future plan); and

(4)	the Accumulated Value of the Participant’s Retirement Account under the Plan, calculated without regard to the current Plan Year’s contribution.

Accumulated Value shall be computed as of the end of the Plan Year from the date of distribution, transfer or rollover in the case of any terminated plan or as of the last day of the Plan Year in the case of all other plans. Contributions made on behalf of a Participant pursuant to a salary reduction agreement shall not be considered as being provided by the Company. If the normal form of benefit provided by such plans is other than a single-sum distribution, such plan benefits shall be converted to a single-sum value or distribution, by using the Actuarial Assumptions.

(k) Compensation. “Compensation” shall mean the sum of the gross periodic salary payments and bonuses received by the Participant during each Plan Year, including gross periodic salary payments deferred by the Participant under any Section 401(k) plan or cafeteria plan (as described in Section 125 of the Code) maintained by the Company; provided, however, that the Participant’s Compensation for the short Plan Year from September 1 - December 31, 1998 shall be equal to his Compensation for the 1998 calendar year multiplied by one-third. The Compensation of the Participant for any Plan Year shall not exceed the greater of $150,000 or the applicable limitation in effect as of the beginning of the Plan Year under Section 401(a)(17) of the Code. Compensation shall not include (i) amounts paid to the Participant pursuant to this Plan or any other qualified or nonqualified plan(s) of deferred compensation maintained by the Company, or (ii) other fringe benefits. For purposes of calculating the Normal Retirement Benefit, Compensation and the Section 401(a)(17) limitation shall be projected to Normal Retirement Date, using the Salary Scale Rate and the COLA Rate in paragraph (b) above, respectively.

(l) Covered Compensation. “Covered Compensation” shall have the same meaning as provided under Section 401(1) of the Code and the regulations thereunder, as of the beginning of each Plan Year.

(m) Disability. “Disability” shall mean the total and permanent inability of the Participant to perform the duties of his position with the Company. The Plan Administrator, in its reasonable discretion, shall determine, not later than nine (9) months after the onset of the Participant’s disability, whether the Participant is disabled for the purpose of this Plan; provided, however, in the event the Participant disagrees with the Plan Administrator’s determination as to whether or not the Participant is disabled, the Participant and the Plan Administrator shall jointly appoint an independent medical doctor to determine whether or not the Participant has suffered such disability and provided further that in the event the Participant and the Plan Administrator cannot agree on an independent medical doctor, the Chief of Internal Medicine at the Thomas Jefferson University Hospital, 11th and Walnut Streets, Philadelphia, PA 19107, shall determine whether or not the Participant has suffered such disability. The determination of the independent medical doctor so utilized or appointed shall be binding upon the Plan Administrator and the Participant.

(n) Employee. “Employee” shall mean Jeffrey A. Linn.

(o) Hours of Service. “Hours of Service” shall mean each hour for which the Employee is paid, or entitled to payment, for the performance of services for the Company or for any direct or indirect subsidiary of the Company.

(p) Normal Retirement Benefit. “Normal Retirement Benefit” means the projected monthly benefit payable for life with ten (10) years certain, commencing at Normal Retirement Date, equal to one-twelfth of the sum of (i) 1.958% times Average Annual Compensation up to Covered Compensation at Normal Retirement Date times Years of Service to twenty-five (25) years, and (ii) 2.5495% times Average Annual Compensation at Normal Retirement Date in excess of his Covered Compensation times Years of Service to twenty-five (25) years. For purposes of projecting such benefit, the Actuarial Assumptions and the limitation of Section 415(b) of the Code shall be used, with such limitation projected to the Participant’s Normal Retirement Date.

(q) Normal Retirement Date. “Normal Retirement Date” shall mean the first day of the month following the Participant’s sixty-fifth (65th) birthday.

(r) Participant. “Participant” shall mean Jeffrey A. Linn, provided that he has entered into the amended and restated Participation Agreement.

(s) Participation Agreement. “Participation Agreement” shall mean the written agreement between the Participant and the Company, as amended and restated effective January 1, 2009, whereby the Employee agrees to continue to participate in this Plan and abide by its terms.

(t) Plan Administrator. “Plan Administrator” means the Company.

(u) Plan Year. “Plan Year” shall mean, prior to August 31, 1998, the period from September 1 - August 31. There shall be a short Plan Year from September 1 - December 31, 1998 and, effective January 1, 1999, “Plan Year” shall mean the calendar year.

(v) Pre-2005 Retirement Account. “Pre-2005 Retirement Account” shall mean the Participant’s Benefits, calculated as of December 31, 2004, and earnings and losses thereon.

(w) Post-2004 Retirement Account. “Post-2004 Retirement Account” shall mean the Participant’s Benefits that accrue after December 31, 2004, and earnings and losses thereon.

(x) Retirement. “Retirement” shall mean the Participant’s Termination of Employment after reaching his Normal Retirement Date.

(y) Retirement Account. “Retirement Account” shall mean the account maintained for the Participant from which his Benefits will be paid.

(z) Termination of Employment. “Termination of Employment” shall mean the Participant’s ceasing to be employed by the Company for any reason whatsoever, whether on a voluntary or involuntary basis. Notwithstanding the preceding sentence, the Participant shall only have incurred a termination of employment from the Company for purposes of his Post-2004 Retirement Account if the Participant has separated from service with all entities in the group of entities under common control with the Company, within the meaning of Sections 414(b) and 414(c) of the Code (using the phrase “at least 50 percent” rather than the phrase “at least 80 percent,” where applicable). The determination of whether the Participant has had a termination of employment from the Company shall be made by the Executive Compensation and Human Resources Committee of the Board of Trustees, applying the rules set forth in Treas. Reg. §1.409A-1(h) and any amendment thereof or successor thereto.

(aa) Trust. “Trust” shall mean the trust agreement with respect to the Plan between the Company and the trustee specified therein.

(bb) Trustee. “Trustee” shall mean the trustee specified in the Trust.

(cc) Valuation Date. “Valuation Date” shall mean the last day of each Plan Year and such other date(s) selected by the Trustee.

(dd) Year of Service. “Year of Service” shall mean each Plan Year in which the Participant completes or has completed at least one thousand (1,000) Hours of Service as a full-time employee of the Company and/or any direct or indirect subsidiary of the Company. In addition, the Participant’s Years of Service shall include each twelve (12) month period prior to the Effective Date ending on August 31 in which he completed at least one thousand (1,000) Hours of Service as a full-time employee of the Company and/or any direct or indirect subsidiary of the Company. (As of the Effective Date, the Participant had completed 20 Years of Service.) Notwithstanding the foregoing, for the short Plan Year from September 1 - December 31, 1998, the Participant shall receive credit for one-third of a Year of Service, provided he completed at least 333.33 Hours of Service in such Plan Year.

SECTION II. ELIGIBILITY FOR BENEFITS

The Participant shall be entitled to participate in this amended and restated Plan following his execution of the amended and restated Participation Agreement. Except for any rights to benefits under Section IV, the Participant shall cease to be a Participant upon the earlier of (i) his Termination of Employment prior to his Normal Retirement Date, and (ii) his Retirement.

SECTION III. CONTRIBUTIONS

(a) Provided the Participant completes at least one thousand (1,000) Hours of Service during the Plan Year, the Company shall make a net contribution to the Plan, as determined under paragraphs (b) and (c) below; provided, however, such service requirement shall be waived if the Participant terminates service during the Plan Year as a result of death or Disability. For the short Plan Year commencing September 1, 1998 and ending December 31, 1998, “333.33” shall be substituted for “one thousand (1,000)” in the preceding sentence.

(b) For each Plan Year ending prior to the Participant’s Normal Retirement Date, the Company’s enrolled actuary shall determine the gross annual contribution required for such year to fund the difference between (i) the present value of the Participant’s Normal Retirement Benefit and (ii) his Company Retirement Plan Accumulated Value. Such values and computations, except as otherwise defined herein, shall be based on the following equation:

GC(t) = PVB(t)-AV(t) x S(t)

PVS(t)

The terms of the above equation are defined as follows:

(t) =	a date of reference which in this case shall mean the last day of the Plan Year of reference

GC(t) =	gross annual contribution for a Plan Year of reference which is deemed paid on the date (t)

PVB(t) =	the single-sum present value of the Participant’s Normal Retirement Benefit as of the date represented by (t) calculated by applying the Actuarial Assumptions

AV(t) =	the Participant’s Company Retirement Plan Accumulated Value as of the date (t)

S(t) =	the Participant’s Compensation (without regard to the limitations provided in Section I(k)) for the Plan Year ended on the date (t). For purposes of this plan equation, the Compensation for the Plan Year will be deemed paid on the last day of such year

PVS(t) =	the present value on the date represented by (t) of the Participant’s projected future Compensation for all Plan Years from and including (t) through the last day of the Plan Year next preceding the Participant’s Normal Retirement Date. For purposes of this equation, Compensation for each Plan Year will be deemed paid on the last day of such year and shall be projected to increase annually at the Salary Scale Rate. The present value at the date (t) of the Participant’s projected future Compensation shall be calculated by applying the Assumed Interest Rate

(c) The Company’s net contribution shall be equal to the difference between (i) the gross contribution determined in paragraph (b) and (ii) the Company’s contribution made on behalf of the Participant (other than elective and matching contributions) to any other Company retirement plan described in Section I(j)(2).

(d) The Company’s net contribution will be made within sixty (60) days following the end of the Plan Year; provided, however, if a contribution is required for the Plan Year in which the Participant’s Normal Retirement Date occurs, such contribution shall be made within sixty (60) days following the Participant’s Normal Retirement Date.

(e) Attached hereto as Schedule A is a sample computation for the Participant computed as of the Effective Date based on various assumptions. Line 12 of Schedule A reflects the gross contribution, line 13 reflects the projected Company Contribution to the Company’s 401(k) plan, and line 14 reflects the net contribution to the Plan.

SECTION IV. BENEFITS

(a) Retirement Benefit. Upon the Participant’s Retirement, the Company shall pay the Participant commencing on the Retirement Benefit Commencement Date (as defined herein), in lieu of the Participant’s “Disability Benefit” (as defined herein), “Survivor Benefit” (as defined herein), and “Termination Benefit” (as defined herein), an annual retirement benefit

(“Retirement Benefit”) based on the balance of his Retirement Account. Retirement Benefits shall in be paid in five (5) annual installments commencing within sixty (60) days following Retirement (“Retirement Benefit Commencement Date”) and on the four (4) anniversaries thereafter until five (5) installment payments have been made. Annual benefits shall be calculated by dividing the balance in the Participant’s Retirement Account as of the most recent anniversary by the number of remaining payments, provided the entire balance shall be distributed with the last installment.

(b) Termination of Employment Benefit. Following the Participant’s Termination of Employment prior to the Participant’s Retirement, the Company shall pay the Participant on the Termination Benefit Commencement Date (as defined herein), in lieu of the Participant’s Retirement Benefit, Disability Benefit and Survivor Benefit, a benefit (“Termination Benefit”) equal to his Vested Benefit. Termination Benefits shall be paid in five (5) annual installments commencing within sixty (60) days following Participant’s Normal Retirement Date (“Termination Benefit Commencement Date”) and on the four (4) anniversaries thereafter until five (5) installment payments have been made. Annual benefits shall be calculated by dividing the balance of the Vested Benefit in the Participant’s Retirement Account as of the most recent anniversary by the number of remaining payments, provided the entire balance shall be distributed with the last installment.

(c) Disability Benefit. If the Participant terminates employment prior to his Normal Retirement Date due to a Disability, or incurs a Disability after terminating employment, the Company shall pay the Participant commencing on the Disability Benefit Commencement Date (as defined herein), in lieu of the Participant’s Retirement Benefit, Survivor Benefit and Termination Benefit, a disability benefit (“Disability Benefit”) equal to his Vested Benefit.

Disability Benefits shall be paid in five (5) annual installments commencing within sixty (60) days of the Plan Administrator’s determination of Disability (“Disability Benefit Commencement Date”) and on the four (4) anniversaries thereafter until five (5) installment payments have been made. Annual benefits shall be calculated by dividing the balance of the Vested Benefit in the Participant’s Retirement Account as of the most recent anniversary by the number of remaining payments, provided the entire balance shall be distributed with the last installment.

(d) Survivor Benefit – Death Prior to Commencement of Benefits. If the Participant dies prior to commencement of Benefits, the Company shall pay to the Participant’s beneficiary(ies) not later than the sixtieth (60th) day following the Participant’s death (“Survivor Benefit Commencement Date”), in lieu of the Participant’s Retirement Benefit, Disability Benefit and Termination Benefit, a single-sum payment (“Survivor Benefit”) equal to his Vested Benefit.

(e) Survivor Benefit – Death After Commencement of Benefits. If the Participant dies after Benefits have commenced but before he has received his entire Benefit, the Company shall pay to the Participant’s beneficiary(ies), the balance of his Vested Benefit in a single sum not later than the sixtieth (60th) day following the Participant’s death.

(f) Participant’s Election to Receive Benefits in Alternate Form or at Alternate Date. Notwithstanding the date on which Benefits are scheduled to commence or the period over which benefits are payable under paragraphs (a), (b), (c), (d) or (e), the Participant may, prior to commencing participation hereunder, elect to receive Benefits at an earlier or later date and over a shorter or longer time period or to have Survivor Benefits paid over a longer time period. Once an election has been made by the Participant, such election shall be irrevocable and cannot be changed.

(g) Change of Control

(1)

Causing Termination of Employment. If the Participant’s Termination of Employment occurs within six (6) months following a Change of Control, the Participant’s entire Pre-2005 Retirement Account shall be paid in a single sum within thirty (30) days of such termination. The Participant’s Post-2004 Retirement Account shall also be paid at that time, unless the Participant is a “specified employee,” as defined in Treas. Reg. §1.409A-1(i) and any amendment thereof or successor thereto on the date his Termination of Employment occurs (other than on account of death). In this case, his Post-2004 Retirement Account will not be paid to him during the first six (6) months after his Termination of Employment, and will instead be paid to him on the first business day of the seventh (7th) calendar month following the calendar month of such termination.

(2)

Following Termination of Employment. If a Change of Control occurs following the Participant’s Termination of Employment, the Participant’s entire Pre-2005 Retirement Account shall be paid in a single sum within thirty (30) days of the effective date of the Change of Control. If the Change of Control meets both the definition set forth in Section I(i) and the definition of “change in control event” set forth in Treas. Reg. §1.409A-3(i)(5) and any amendment thereof or successor thereto, then the Participant’s entire Post-2004 Retirement Account shall also be paid at that time. Otherwise, the Participant’s Post-2004 Retirement Account shall continue to be paid as provided on account of his Termination of Employment.

(3)	Liquidation or Dissolution of Company. If there is a liquidation or dissolution of the Company, the Participant’s entire Pre-2005 Retirement Account shall be paid in a single sum within thirty (30) days of the date of (i) approval of such liquidation or dissolution by the shareholders or (ii) if earlier, approval by the Board of Trustees. The Participant’s entire Post-2004 Retirement Account shall be paid pursuant to the Company’s termination and liquidation of the Plan within twelve (12) months of a corporate dissolution taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A), provided that the amounts deferred under the Plan are included in the Participant’s gross income in the later of the following two (2) years (or, if earlier, in the taxable year in which the amount is actually or constructively received): (i) the calendar year in which the termination and liquidation of the Agreement occur, or (ii) the first calendar year in which the payment is administratively practicable.

SECTION V. VESTING OF BENEFITS

The Participant shall be fully vested in his Benefits under the Plan at all times.

SECTION VI. PAYMENT OF BENEFITS

(a) All Benefits shall be payable solely from the Retirement Account established for the Participant. Such payment shall be made in cash, unless the Participant or his beneficiary(ies) elect, and the Trustee in his sole discretion consents, to pay the Participant or his beneficiary(ies) in kind with any property in the Participant’s Retirement Account.

(b) Beneficiary. The Participant shall designate a beneficiary or beneficiaries by delivering written notice of such designation to the Trustee in such form as the Company may prescribe. The Participant may revoke or modify the designation at any time by a further written designation delivered to the Trustee in accordance with the terms hereof. If for any reason more than one such designation has been made, the most recent such designation shall control for the purpose of any payments to be made by the Trustee.

(c) Beneficiary Under Other Plan Provisions. In the case of any payment that the Company shall make under this Plan, the Participant’s beneficiary designation shall be deemed automatically revoked in the event of the death of a beneficiary or, if a beneficiary is the Participant’s spouse, in the event of dissolution of marriage. If no designation shall be in effect at the time when any Benefits payable by the Company or Trustee under this Plan shall become due, the beneficiary shall be the spouse of the Participant or, if no spouse is then living, the beneficiaries shall be the Participant’s children, per stirpes, or, if none, the beneficiary shall be the legal representative of the Participant’s estate. In the event a Benefit is payable by the Company or Trustee under this Plan to a beneficiary who is a minor or a person declared incompetent, or to a person incapable of handling the disposition of his property, the Company or Trustee may pay such Benefit to the beneficiary’s guardian or legal representative or, if none, to any other person having the care or custody of the beneficiary. The Company or Trustee may require such proof of incompetency, minority, legal custody, guardianship, etc., as it deems appropriate prior to distribution of the Benefit. Such distribution shall completely discharge the Company and its officers and trustees from all liability with respect to such Benefit.

SECTION VII. INVESTMENT OF CONTRIBUTIONS

(a) Self-Direction of Investments. The Trustee shall have the sole authority to invest the assets of the Trust; however, the Participant may request that the Trustee invest contributions made to the Participant’s Retirement Account in any investment authorized by the Trust, including Company stock. The Trustee, in its discretion, may agree to invest contributions in such self-directed investments; provided, however, if the Trustee does not invest in such self-directed investments, the value of the Participant’s Retirement Account and the Benefits payable hereunder shall nonetheless be calculated as if such self-directed investments were made. The Company shall make an additional contribution to the Trust to cure any deficiency in the value of the Participant’s Retirement Account to the extent the Trustee fails to follow the investment direction of the Participant. Such contribution shall be made in the same manner and at the same time as other contributions. The Participant and his beneficiary(ies) shall have no interest in any assets purchased by the Trustee.

(b) Valuation of Assets. The Participant’s Retirement Account balance shall be adjusted as of each Valuation Date for contributions, realized and unrealized earnings and losses, and Benefit payments.

SECTION VIII. ADMINISTRATION AND INTERPRETATION OF THE PLAN

(a) Company. The Plan Administrator may appoint any person, or persons to assist it in the administration and interpretation of this Plan including but not limited to employing a certified actuary to determine the amount of the Participant’s Benefits under this Plan. The Plan Administrator may adopt such rules and regulations relating to this Plan as it may deem necessary or advisable for the administration and interpretation of this Plan. Subject to Section IX, interpretation of the Plan provisions by the Plan Administrator, including, but not limited to determining the amount of the Participant’s Benefits, shall be final and binding upon the Participant and his beneficiary(ies).

(b) Reliance Upon Information. The Company and the Plan Administrator shall not be liable for any decision or action taken in good faith in connection with the administration of this Plan. Without limiting the generality of the previous sentence, any such decision or action taken by the Company or the Plan Administrator in reliance upon any information supplied to it by an officer of the Company, the Company’s legal counsel, the Company’s enrolled actuary, or the Company’s independent accountants in connection with the administration of this Plan shall be deemed to have been taken in good faith.

(c) Fiduciaries. The Plan Administrator is hereby designated as the Plan’s named fiduciary, as defined in the Employee Retirement Income Security Act of 1974, as amended.

(d) Cost of Administration. The costs of administering the Plan shall be paid by the Company.

SECTION IX. CLAIMS AND REVIEW PROCEDURE

(a) Claims and Procedure. If the Participant or a beneficiary of the Participant (hereinafter referred to as the “Claimant”) is denied all or a portion of any expected Benefit under this Plan for any reason, he may file a claim with the Plan Administrator. The Plan Administrator shall notify the Claimant within sixty (60) days of allowance or denial of the claim, unless the Claimant receives written notice from the Plan Administrator prior to the end of the sixty (60) day period stating that (a) special circumstances exist which require an extension of time for its decision (which extension may not exceed a period of sixty (60) days from the end of the initial sixty (60) day period) and (b) the date by which it expects to receive a final decision. The notice of the Plan Administrator’s decision shall be in writing, sent by mail to Claimant’s last known address, and, if a denial of the claim, shall contain the following information: the specific reasons for the denial; reference to the specific Plan provisions on which the denial is based; if applicable, a description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why such information or material is necessary; and an explanation of the Plan’s review procedures.

(b) Request for Review. A Claimant is entitled to request a review of any denial of his or her claim by the Plan Administrator. The request for review must be submitted to the Plan Administrator in writing within sixty (60) days of mailing and notice of the denial. Absent a request for review within the sixty (60) day period, the claim will be deemed to be conclusively denied.

(c) Review. The Claimant or his representative shall be entitled to review all pertinent documents and to submit issues and comments in writing. The Plan Administrator in its sole discretion may afford the Claimant a hearing. The Plan Administrator shall render a review decision in writing within sixty (60) days after receipt of a request for a review, provided that, in special circumstances (such as to hold a hearing) the Plan Administrator may extend the time for decision by not more than sixty (60) days upon written notice to Claimant. The Claimant shall receive written notice of the Plan Administrator’s reviewed decision, which shall contain specific reasons for the decision with references to the specific Plan provisions on which the decision was based.

SECTION X. BENEFITS PAYABLE ONLY FROM ASSETS

OF THE COMPANY OR ANY TRUST CREATED TO PAY BENEFITS

(a) Trust. The Company shall establish a Trust Fund with the Trustee to which all contributions required hereunder shall be made. Such trust shall be a grantor trust under applicable provisions of the Code. All assets allocable to a Participant’s Retirement Account shall be held in the name of the Trustee and, subject to paragraph (b) below, shall solely be used to provide Benefits to the Participant and his beneficiary(ies). No moneys in the Trust shall be returned to the Company until all obligations to the Participant and his beneficiary(ies) have been satisfied in full.

(b) Unsecured Creditor. The right of the Participant or his beneficiary(ies) to any Benefits under this Plan shall be solely that of an unsecured creditor of the Company. Any insurance policy, annuity or other assets held by the Company or the Trust in connection with its liabilities hereunder shall not be deemed to be held under any trust for the benefit of the Participant or his beneficiary(ies) or to be security for the performance of the obligations of the Company, but shall be, and remain a general, unpledged and unrestricted asset of the Company.

SECTION XI. AMENDMENT AND TERMINATION

Subject to any limitations or conditions imposed in a Participant’s employment agreement or changes required by applicable law, the Board of Trustees may not, prior to the end of any term of the Participant’s employment agreement, amend or terminate this Plan. Provided, however, if the Participant has no employment agreement or an employment agreement with a term of less than three (3) years, the Board of Trustees may not amend or terminate this Plan prior to the third anniversary of the Effective Date and each third anniversary thereafter without the Participant’s consent. The Board of Trustees may not reduce or modify any Benefits which have vested under Section V without the written consent of the Participant or, if he has died, his beneficiary(ies). With respect to the Participant’s Post-2004 Retirement Account, amounts paid as a result of the termination of this Plan shall be paid pursuant to the rules set forth in Treas. Reg. §1.409A-3(j)(4)(ix) or any amendment thereof or successor thereto

SECTION XII. MISCELLANEOUS

(a) Assignment of Benefits. Neither the Participant nor any beneficiary under this Plan shall have any right to assign, transfer, pledge or otherwise encumber the right to receive any Benefits hereunder, and any attempted assignment, transfer, pledge or other encumbrance shall be void and have no further force and effect. No Benefits payable hereunder shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall they be subject to attachment or other legal process for or against any person, except to such extent as may be required by law.

(b) Employment Not Guaranteed by Plan. Neither this Plan nor any action taken hereunder shall be construed as giving the Participant the right to be retained as an employee of the Company or any direct or indirect subsidiary of the Company for any period.

(c) Taxes. All taxes on amounts earned by the Trust shall be paid by the Company from assets other than the assets held in the Trust. The Company shall direct the Trustee to deduct from all Benefit payments or accruals made to the Participant or to the Participant’s beneficiary(ies) hereunder all applicable federal, state or local taxes required by law to be withheld from such payments or accruals.

(d) Construction. The Plan shall be construed according to the laws of the Commonwealth of Pennsylvania.

(e) Form of Communication. Any election, claim, notice or other communication required or permitted to be made by the Participant or a beneficiary of the Participant under this Plan shall be made in writing and in such form as shall be prescribed. Such communication shall be effective upon written receipt or, if mailed, when delivered to the United States Post Office if sent by certified mail, return receipt requested, postage prepaid and addressed to Chairman and Chief Executive Officer, Pennsylvania Real Estate Investment Trust, 200 South Broad Street, Philadelphia, Pennsylvania 19102-3803.

(f) Captions. The captions at the head of Sections of this Plan are designed for convenience of reference only and are not to be resorted to for the purpose of interpreting any provision of this Plan.

(g) Severability. The invalidity of any portion of this Plan shall not invalidate the remainder, and the remainder shall continue in full force and effect.

(h) Binding Agreement. The provisions of this Plan shall be binding upon the Participant, the Company and their successors, assigns, heirs, executors, legal representatives and beneficiaries.

(i) Number and Gender. When from the context it appears appropriate, each term stated either in the singular or the plural shall include the singular and the plural, and the pronouns stated either in the masculine, the feminine or the neuter shall include the masculine, the feminine and the neuter.

(j) Designation of Trustee. The name and designation “Pennsylvania Real Estate Investment Trust” is the designation of the trustees from time to time under the Company’s Trust Agreement amended and restated as of December 16, 1987 and recorded in the Office for the Recording of deeds in Norristown, Montgomery County, Pennsylvania, in Deed Book 4864, page 1463, and all persons dealing with the Company must look solely to the property thereof for the enforcement of any claims against the Company, as neither the trustees thereof, officers, agents or shareholders of the Company assume any personal liability for obligations entered into by the Company by reasons of their status as said trustee, officer, agent or shareholder.

(k) Section 409A Compliance. With respect to the Participant’s Post-2004 Retirement Account, this Plan and the Participation Agreement are intended to comply with the requirements of section 409A of the Code and the final regulations issued thereunder and shall be construed and interpreted in accordance therewith in order to avoid the imposition of additional tax hereunder.

This amended and restated Plan is duly adopted by the Company this 30th day of December, 2008.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:	/s/ Ronald Rubin
Ronald Rubin, Chairman and Chief Executive Officer

By:	/s/ Robert McCadden
Trustee

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST SUPPLEMENTAL RETIREMENT PLAN

FOR JEFFREY A. LINN

SCHEDULE A – AUGUST 31, 1995

		DOB 12/13/48	DOH 06/30/74	NRD 01/01/2014	YOS AT NRD 40 YEARS

		YEAR 1 08/31/95	YEAR 2 08/31/96	YEAR 3 08/31/97	YEAR 4 08/31/98
1.	SAMPLE PRE-RETIREMENT INTEREST RATE (i)	6.76%	6.76%	6.76%	6.76%

2.	COMPENSATION FOR PLAN YEAR	116,827	122,084	127,578	133,319

3.	FIVE YEAR AVERAGE COMPENSATION	91,681	100,636	109,650	119,069

4.	CURRENT YEAR ACCRUAL	N/A	N/A	N/A	N/A

4A.	PROJECTED MONTHLY BENEFIT AT NRD (NORMAL RETIREMENT BENEFIT “NRB”)	11,230.29	11,230.29	11,230.29	11,230.29

5.	LUMP-SUM VALUE AT NRD OF NRB.	1,459,347	1,459,347	1,459,347	1,459,347

6.	PRESENT VALUE OF NRB – EOY	439,776	469,504	501,243	535,127

7.	OFFSET – LEVEL PREMIUM RESERVE – EOY (BEFORE ITEM 14. CURRENT YR.)	0	19,239	40,645	64,402

8.	OFFSET – DB PLAN ACCUM. – EOY	155,408	165,914	177,130	189,104

9.	OFFSET – ACCUM. 401(k) DISCRET. – EOY ($0.00/YR. ASSUMED)	0	0	0	0

10.	NET PRESENT VALUE OF NRB – EOY (AFTER OFFSETS)	284,368	284,351	283,468	281,621

11.	LEVEL % OF COMPENSATION	15.425%	15.425%	15.425%	15.425%

12.	GROSS CONTRIBUTION – EOY	18,021	18,832	19,679	20,565

13.	401(k) DISCRETIONARY CONTRIBUTION CURRENT YEAR – EOY	0	0	0	0

14.	NET CONTRIBUTION NON-QUAL PLAN – EOY	18,021	18,832	19,679	20,565

15.	THEORETICAL ACCUM. NON-QUAL. PLAN – EOY	18,021	38,071	60,324	84,967

16.	THEORETICAL ACCUM. ALL PLANS – EOY	173,429	223,224	278,099	338,473

17.	RESERVED	N/A	N/A	N/A	N/A

	pmt=	N/A	N/A	N/A	N/A

18.	COMP. WITH PROJ. SAL. SCALE (k= 4.5%)	116,827	122,084	127,578	133,319

19.	PRESENT VALUE OF FUTURE SALARIES*	1,843,503	1,843,402	1,837,679	1,825,700

20.	RESERVED	N/A	N/A	N/A	N/A

21.	RESERVED	N/A	N/A	N/A	N/A

*	For this purpose, since all values and payments are determined as of the last day of each plan year, salary is assumed paid as of such date.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

FOR JEFFREY A. LINN

SCHEDULE A – AUGUST 31, 1995

		YEAR 5 08/31/99	YEAR 6 08/31/2000	YEAR 7 08/31/2001	YEAR 8 08/31/2002
1.	SAMPLE PRE-RETIREMENT INTEREST RATE (i)	6.76%	6.76%	6.76%	6.76%

2.	COMPENSATION FOR PLAN YEAR	139,318	145,587	152,138	158,984

3.	FIVE YEAR AVERAGE COMPENSATION	127,825	133,577	139,588	145,869

4.	CURRENT YEAR ACCRUAL	N/A	N/A	N/A	N/A

4A.	PROJECTED MONTHLY BENEFIT AT NRD (NORMAL RETIREMENT BENEFIT “NRB”)	11,230.29	11,230.29	11,230.29	11,230.29

5.	LUMP-SUM VALUE AT NRD OF NRB.	1,459,347	1,459,347	1,459,347	1,459,347

6.	PRESENT VALUE OF NRB – EOY	571,301	609,921	651,152	695,170

7.	OFFSET – LEVEL PREMIUM RESERVE – EOY (BEFORE ITEM 14. CURRENT YR.)	90,710	119,785	151,858	187,178

8.	OFFSET – DB PLAN ACCUM. – EOY	201,887	215,535	230,105	245,660

9.	OFFSET – ACCUM. 401(k) DISCRET – EOY ($0.00/YR. ASSUMED) – EOY	0	0	0	0

10.	NET PRESENT VALUE OF NRB – EOY (AFTER OFFSETS)	278,704	274,601	269,189	262,332

11.	LEVEL % OF COMPENSATION	15.425%	15.426%	15.426%	15.426%

12.	GROSS CONTRIBUTION – EOY	21,490	22,457	23,468	24,524

13.	401(k) DISCRETIONARY CONTRIBUTION CURRENT YEAR – EOY	0	0	0	0

14.	NET CONTRIBUTION NON-QUAL PLAN – EOY	21,490	22,457	23,468	24,524

15.	THEORETICAL ACCUM. NON-QUAL. PLAN – EOY	112,200	142,242	175,326	211,702

16.	THEORETICAL ACCUM. ALL PLANS – EOY	404,797	477,562	557,289	644,540

17.	RESERVED	N/A	N/A	N/A	N/A

	pmt=	N/A	N/A	N/A	N/A

18.	COMP. WITH PROJ. SAL. SCALE (k= 4.5%)	139,318	145,587	152,138	158,984

19.	PRESENT VALUE OF FUTURE SALARIES*	1,806,782	1,780,180	1,745,090	1,700,632

20.	RESERVED	N/A	N/A	N/A	N/A

21.	RESERVED	N/A	N/A	N/A	N/A

*	For this purpose, since all values and payments are determined as of the last day of each plan year, salary is assumed paid as of such date.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

FOR JEFFREY A. LINN

SCHEDULE A – AUGUST 31, 1995

		YEAR 9 08/31/2003	YEAR 10 08/31/2004	YEAR 11 08/31/2005	YEAR 12 08/31/2006
1.	SAMPLE PRE-RETIREMENT INTEREST RATE (i)	6.76%	6.76%	6.76%	6.76%

2.	COMPENSATION FOR PLAN YEAR	166,138	173,614	181,427	189,591

3.	FIVE YEAR AVERAGE COMPENSATION	152,433	159,292	166,460	173,951

4.	CURRENT YEAR ACCRUAL	N/A	N/A	N/A	N/A

4A.	PROJECTED MONTHLY BENEFIT AT NRD (NORMAL RETIREMENT BENEFIT “NRB”)	11,230.29	11,230.29	11,230.29	11,230.29

5.	LUMP-SUM VALUE AT NRD OF NRB.	1,459,347	1,459,347	1,459,347	1,459,347

6.	PRESENT VALUE OF NRB – EOY	742,164	792,334	845,896	903,078

7.	OFFSET – LEVEL PREMIUM RESERVE – EOY (BEFORE ITEM 14. CURRENT YR.)	226,013	268,652	315,404	366,603

8.	OFFSET – DB PLAN ACCUM. – EOY	262,267	279,996	298,924	319,131

9.	OFFSET – ACCUM. 401(k) DISCRET - EOY ($0.00/YR. ASSUMED)	0	0	0	0

10.	NET PRESENT VALUE OF NRB – EOY (AFTER OFFSETS)	253,884	243,686	231,568	217,344

11.	LEVEL % OF COMPENSATION	15.426%	15.426%	15.426%	15.426%

12.	GROSS CONTRIBUTION – EOY	25,628	26,781	27,986	29,245

13.	401(k) DISCRETIONARY CONTRIBUTION CURRENT YEAR – EOY	0	0	0	0

14.	NET CONTRIBUTION NON-QUAL PLAN – EOY	25,628	26,781	27,986	29,245

15.	THEORETICAL ACCUM. NON-QUAL. PLAN – EOY	251,641	295,433	343,390	395,848

16.	THEORETICAL ACCUM. ALL PLANS – EOY	739,921	844,081	957,718	1,081,582

17.	RESERVED	N/A	N/A	N/A	N/A

	pmt=	N/A	N/A	N/A	N/A

18.	COMP. WITH PROJ. SAL. SCALE (k= 4.5%)	166,138	173,614	181,427	189,591

19.	PRESENT VALUE OF FUTURE SALARIES*	1,645,862	1,579,756	1,501,196	1,408,988

20.	RESERVED	N/A	N/A	N/A	N/A

21.	RESERVED	N/A	N/A	N/A	N/A

*	For this purpose, since all values and payments are determined as of the last day of each plan year, salary is assumed paid as of such date.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

FOR JEFFREY A. LINN

SCHEDULE A – AUGUST 31, 1995

		YEAR 13 08/31/2007	YEAR 14 08/31/2008	YEAR 15 08/31/2009	YEAR 16 08/31/2010
1.	SAMPLE PRE-RETIREMENT INTEREST RATE (i)	6.76%	6.76%	6.76%	6.76%

2.	COMPENSATION FOR PLAN YEAR	198,123	207,039	216,356	220,000

3.	FIVE YEAR AVERAGE COMPENSATION	181,779	189,959	198,507	206,222

4.	CURRENT YEAR ACCRUAL	N/A	N/A	N/A	N/A

4A.	PROJECTED MONTHLY BENEFIT AT NRD (NORMAL RETIREMENT BENEFIT “NRB”)	11,230.29	11,230.29	11,230.29	11,230.29

5.	LUMP-SUM VALUE AT NRD OF NRB.	1,459,347	1,459,347	1,459,347	1,459,347

6.	PRESENT VALUE OF NRB – EOY	964,126	1,029,301	1,098,882	1,173,166

7.	OFFSET – LEVEL PREMIUM RESERVE – EOY (BEFORE ITEM 14. CURRENT YR.)	422,608	483,803	550,604	623,455

8.	OFFSET – DB PLAN ACCUM. – EOY	340,704	363,736	388,325	414,576

9.	OFFSET – ACCUM. 401(k) DISCRET. – EOY ($0.00/YR. ASSUMED)	0	0	0	0

10.	NET PRESENT VALUE OF NRB – EOY (AFTER OFFSETS)	200,814	181,762	159,953	135,135

11.	LEVEL % OF COMPENSATION	15.426%	15.426%	15.426%	15.425%

12.	GROSS CONTRIBUTION – EOY	30,561	31,937	33,374	34,876

13.	401(k) DISCRETIONARY CONTRIBUTION CURRENT YEAR – EOY	0	0	0	0

14.	NET CONTRIBUTION NON-QUAL PLAN – EOY	30,561	31,937	33,374	34,876

15.	THEORETICAL ACCUM. NON-QUAL. PLAN – EOY	453,169	515,740	583,978	658,331

16.	THEORETICAL ACCUM. ALL PLANS – EOY	1,216,481	1,363,279	1,522,907	1,696,362

17.	RESERVED	N/A	N/A	N/A	N/A

	pmt=	N/A	N/A	N/A	N/A

18.	COMP. WITH PROJ. SAL. SCALE (k= 4.5%)	198,123	207,039	216,356	226,092

19.	PRESENT VALUE OF FUTURE SALARIES*	1,301,831	1,178,319	1,036,939	876,054

20.	RESERVED	N/A	N/A	N/A	N/A

21.	RESERVED	N/A	N/A	N/A	N/A

*	For this purpose, since all values and payments are determined as of the last day of each plan year, salary is assumed paid as of such date.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

FOR JEFFREY A. LINN

SCHEDULE A – AUGUST 31, 1995

		YEAR 17 08/31/2011	YEAR 18 08/31/2012	YEAR 19 08/31/2013	NRD 01/01/2014
1.	SAMPLE PRE-RETIREMENT INTEREST RATE (i)	6.76%	6.76%	6.76%	6.76%

2.	COMPENSATION FOR PLAN YEAR	230,000	230,000	240,000

3.	FIVE YEAR AVERAGE COMPENSATION	214,304	220,679	227,271	227,271

4.	CURRENT YEAR ACCRUAL	N/A	N/A	N/A

4A.	PROJECTED MONTHLY BENEFIT AT NRD (NORMAL RETIREMENT BENEFIT “NRB”)	11,230.29	11,230.29	11,230.29	11,230.29

5.	LUMP-SUM VALUE AT NRD OF NRB.	1,459,347	1,459,347	1,459,347	1,459,347

6.	PRESENT VALUE OF NRB – EOY	1,252,472	1,337,139	1,427,530	1,459,347

7.	OFFSET – LEVEL PREMIUM RESERVE – EOY (BEFORE ITEM 14. CURRENT YR.)	702,834	789,254	883,267

8.	OFFSET – DB PLAN ACCUM. – EOY	442,601	472,521	504,463	515,707

9.	OFFSET – ACCUM. 401(k) DISCRET. – EOY ($0.00/YR. ASSUMED)	0	0	0	3,067

10.	NET PRESENT VALUE OF NRB – EOY (AFTER OFFSETS)	107,037	75,364	39,800

11.	LEVEL % OF COMPENSATION	15.425%	15.426%	15.426%

12.	GROSS CONTRIBUTION – EOY	36,445	38,085	39,800

13.	401(k) DISCRETIONARY CONTRIBUTION CURRENT YEAR – EOY	0	0	0

14.	NET CONTRIBUTION NON-QUAL PLAN – EOY	36,445	38,085	39,800

15.	THEORETICAL ACCUM. NON-QUAL. PLAN – EOY	739,279	827,339	923,067	943,640

16.	THEORETICAL ACCUM. ALL PLANS – EOY	1,884,714	2,089,114	2,310,797	1,462,414

17.	RESERVED	N/A	N/A	N/A

	pmt=	N/A	N/A	N/A

18.	COMP. WITH PROJ. SAL. SCALE (k= 4.5%)	236,266	246,898	258,008

19.	PRESENT VALUE OF FUTURE SALARIES*	693,899	488,569	258,008

20.	RESERVED	N/A	N/A	N/A

21.	RESERVED	N/A	N/A	N/A

*	For this purpose, since all values and payments are determined as of the last day of each plan year, salary is assumed paid as of such date.